Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196760) and Form S-8 (No. 333-199752) of MICRONET ENERTEC TECHNOLOGIES, INC. (the "Company") of our report dated March 30, 2015, relating to the consolidated financial statements of the Company included in this annual report on Form 10-K for the fiscal year ended December 31, 2014.

/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
March 30, 2015